Exhibit 10.47

SUPPLEMENT NO. 2 dated as of February 14, 2012 (this “Supplement”), to the SECOND LIEN U.S. PLEDGE AGREEMENT dated as of May 1, 2009 (as amended, supplemented or otherwise modified from time to time, the “Second Lien U.S. Pledge Agreement”), among SEAGATE TECHNOLOGY, an exempted limited liability company organized under the laws of the Cayman Islands (the “Company”), each of the other Guarantors of the Notes (each as defined in the Indenture referred to below) from time to time party thereto (each such Guarantor and the Company are referred to herein individually as a “Pledgor” and collectively as the “Pledgors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Second Lien U.S. Security Agreement referred to below).

A.  Reference is made to (a) the Indenture, dated as of May 1, 2009 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among Seagate Technology International, an exempted limited liability company organized under the laws of the Cayman Islands and a Subsidiary (as defined in the Indenture) of the Company (the “Issuer”), the Company, the other Guarantors from time to time party thereto (collectively, the “Guarantors”) and Wells Fargo Bank, National Association, as trustee, pursuant to which the Issuer issued 10.00% Senior Secured Second-Priority Notes due 2014, and (b) the Second Lien U.S. Security Agreement, dated as of May 1, 2009 (as amended, supplemented or otherwise modified from time to time, the “Second Lien U.S. Security Agreement”), among the Issuer, the Company, the other Guarantors from time to time party thereto and the Collateral Agent.

B.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien U.S. Pledge Agreement and, if not defined therein, the Indenture.

C.  Pursuant to Section 11.01 of the Indenture, any Guarantor that acquires material property (other than Excluded Property) that is not automatically subject to a perfected security interest under the Security Agreements, shall execute and deliver to the Collateral Agent such security agreement supplements covering such Collateral.

D.  Each of Seagate Technology (US) Holdings, Inc. (“Seagate Technology (US) Holdings”) and EVault, Inc. (f/k/a i365, Inc.) (“EVault”) are Pledgors and desire to include additional Equity Interests as Pledged Interests under the Second Lien U.S. Security Agreement.

Accordingly, Seagate Technology (US) Holdings, EVault and the Collateral Agent agree as follows:

SECTION 1.  Schedule II in the Second Lien U.S. Security Agreement is hereby supplemented by adding the Equity Interests identified on Schedule A to this Supplement to such Schedule II.  Each of Seagate Technology (US) Holdings and EVault confirm that the Equity Interests identified in Schedule A to this Supplement are Pledged Interests and Collateral under the Second Lien U.S. Security Agreement.

SECTION 2.  Each of Seagate Technology (US) Holdings and EVault represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Pledgors and the Collateral Agent.  Delivery of an executed signature page to this Supplement by facsimile or Adobe .pdf transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.  Except as expressly supplemented hereby, the Second Lien U.S. Pledge Agreement shall remain in full force and effect.

SECTION 5.  THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 6.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien U.S. Pledge Agreement shall not in any way be affected or impaired (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

[Signature Pages Follow]

IN WITNESS WHEREOF, Each of Seagate Technology (US) Holdings, EVault and the Collateral Agent have duly executed this Supplement to the Second Lien U.S. Pledge Agreement as of the day and year first above written.

SEAGATE TECHNOLOGY(US) HOLDINGS, INC.

By:	/s/ PATRICK J. O’MALLEY, III
Name: Patrick J. O’Malley, III
Title: Executive Vice President and Chief Financial Officer

EVAULT, INC.

By:	/s/ PATRICK J. O’MALLEY, III
Name: Patrick J. O’Malley, III
Title: Executive Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ MADDY HALL
Name: Maddy Hall
Title: Vice President

Schedule A to

Supplement No. 2

to the Second Lien U.S. Pledge Agreement

CAPITAL STOCK OR OTHER EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Shares or Other Equity Interests	Percentage of Shares or Other Equity Interests
Seagate Technology Canada Inc.	C-2	Seagate Technology (US) Holdings, Inc.	5,000	100%

EVault Canada, Inc.	C-4	EVault, Inc.	1 Common	0.099%